Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-265936) and Form S-8 (Nos. 333-265122, 333-212941, 333-182973, 333-176007, 333-161170, 333-161171, 333-126915, 333-117005, 333-117006, 333-104212, 333-104210, and 333-104209) of Hudson Global, Inc. to the use of our report dated March 14, 2025, relating to the consolidated financial statements of Hudson Global, Inc., appearing in the Joint Proxy Statement/Prospectus, which is incorporated by reference in this Current Report on Form 8-K dated August 22, 2025.

/s/ Wolf & Company, P.C.,
Boston, Massachusetts
August 22, 2025